                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            Schedule 14A Information
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:

/ / Confidential-For Use of the
/ / Preliminary proxy statement Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Hudson Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).


        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
    (5) Total Fee Paid:


/ / Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

________________________________________________________________________________
    (2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________
    (3) Filing party:

________________________________________________________________________________
    (4) Date filed:

                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965


                                                                   July 25, 2000


Dear Fellow Shareholders:

                  You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Thursday, August 24, 2000, at 10:00 A.M. at the Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey 07405.

                  The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

                  Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 2 Broadway, New York, New York 10004, in writing, of the correct address.

                  Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                                Cordially,

                                                Kevin J. Zugibe
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                            HUDSON TECHNOLOGIES, INC.



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 24, 2000



To the Shareholders of HUDSON TECHNOLOGIES, INC.:

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") will be held on Thursday, August 24, 2000, at 10:00 A.M., at the Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey 07405, for the following purposes:

         1. To elect a class of four directors who shall serve until the 2002 Annual Meeting of Stockholders, or until their successors have been elected and qualified; and

         2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                  Only shareholders of record at the close of business on July 24, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.



                                              By Order of the Board of Directors


                                              Stephen P. Mandracchia
                                              Secretary

July 25, 2000



--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                            HUDSON TECHNOLOGIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 24, 2000

                  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hudson Technologies, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, August 24, 2000, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

                  Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about July 25, 2000.

                  Proxies in the accompanying form, duly executed, returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

                  The address and telephone number of the principal executive offices of the Company are:

                                    275 North Middletown Road
                                    Pearl River, New York  10965
                                    Telephone No.: (914) 735-6000

                       OUTSTANDING STOCK AND VOTING RIGHTS

                  Only shareholders of record at the close of business on July 24, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 5,088,820 shares of the Company's common stock, par value $.01 per share ("Common Stock") and 69,712 shares of the Company's Series A Preferred Stock, par value $.01 per share ("Preferred Stock"), the only classes of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting. The holders of the shares of Preferred Stock vote together with holders of Common Stock as one class except that only holders of the Preferred Stock are entitled to vote on the election of the two directors appointed by them pursuant to the terms of the Company's Certificate of Designation relating to the Preferred Stock (the "Series A Directors"). Messrs. Robert L. Burr and Robert M. Zech are the two Series A Directors who have previously been elected by the holders of the Preferred Stock. Each share of Preferred Stock entitles the holder to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible (which is currently approximately 42.105 shares of Common Stock for each share of Preferred Stock, or an aggregate of 2,935,224 shares); provided, however, that each holder of Preferred Stock has irrevocably constituted Kevin J. Zugibe and Stephen P. Mandracchia, and each of them, as such holder's proxy, with full power of substitution in each of them, in the name, place and stead of such holder, to vote at all meetings of the stockholders of the Company (other than with respect to matters requiring a separate class vote of holders of the Preferred Stock) that number of voting shares of the Company of all classes held by such holder and its affiliates, in the aggregate, as shall exceed twenty-nine percent (29%) of the votes entitled to be cast by all shareholders of the Company.

                                VOTING PROCEDURES

                  At the Annual Meeting, Mr. Robert M. Zech will be elected by a plurality of the votes cast by holders of Preferred Stock, in person or, provided a quorum of Preferred Stock is present, at the Annual Meeting. All other directors will be elected by a plurality of the votes cast by the holders of Common Stock and Preferred Stock, voting together as one class, in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. All other matters to be acted upon at the meeting will be decided by the majority of the votes cast by the holders of the shares of Common Stock and Preferred Stock, voting together as one class, who are entitled to vote on the matter, present in person or represented by proxy at the Annual Meeting, provided a quorum is present. For purposes of the election of Mr. Zech by holders of Preferred Stock, a quorum will be present at the Annual Meeting if holders of a majority of the votes represented by holders of the Preferred Stock are present in person or represented by proxy at the Annual Meeting. For the election of the other directors, and for all other purposes, a quorum will be present at the Annual Meeting if the holders of a majority of the outstanding aggregate votes represented by holders of the Common Stock and Preferred Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

                  In accordance with applicable law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Based upon the Company's understanding of the requirements of the law of the State of New York and the Certificate of Incorporation and By-laws, as amended (the "By-laws"), of the Company, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter to be voted on. Failures to vote, broker non-votes and abstentions will not be considered "votes cast."

                  Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                  The Company's By-laws provide that the Board of Directors (the "Board") is divided into two classes. Each class is to have a term of two years (the term of each class expiring in successive years) and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. The By-laws provide that the number of directors shall be fixed by the Board of Directors but in any event, shall be no less than seven (7) (subject to decrease by a resolution adopted by the shareholders). In 1999, the Board of Directors was increased to nine members. Two members of the board, Messrs. Burr and Zech, were initially elected as Series A Directors by vote of the Holders of the Company's Series A Preferred Stock.

                  At the Annual Meeting, a class of four directors will be elected for a two-year term expiring at the Annual Meeting of Shareholders to be held in 2002. Messrs. Kevin J. Zugibe, Harry C. Schell, Dominic J. Moretta and Robert M. Zech are the nominees for election to such positions, except that only the holders of the Preferred Stock are entitled to vote for the election of Mr. Zech. The other class of directors, consisting of Messrs. Thomas P. Zugibe, Stephen P. Mandracchia, Vincent P. Abbatecola, Robert L. Burr and Otto C. Morch ,will not stand for election at the Annual Meeting because their respective terms expire at the Annual Meeting of Shareholders to be held in 2001.

                  Proxies will be voted for the nominees named below, unless authority is withheld. Should any nominee not be available for election, proxies will be voted for such substitute nominee as may be designated by the Board of Directors. Each of the nominees has indicated to the Board that he will be available.

                  The following is information with respect to the nominees for election as directors at the Annual Meeting:

Name of Nominee                        Age                  Position
---------------                        ---                  --------
Kevin J. Zugibe                        36                   Chairman of the Board, President and Chief
                                                            Executive Officer

Harry C. Schell                        66                   Director

Dominic J. Monetta                     58                   Director

Series A Director Nominee
-------------------------
(To be elected only by holders of the
Preferred Stock)

Robert M. Zech                         34                   Director

                  Kevin J. Zugibe, a founder of the Company, has been Chairman of the Board and Chief Executive Officer of the Company since its inception in 1991 and President since July 1999. Since May 1994, Mr. Zugibe has devoted his full business time to the Company's affairs. From May 1987 to May 1994, Mr. Zugibe was employed as a power engineer with Orange and Rockland Utilities, Inc. Mr. Zugibe is a licensed professional engineer, and from December 1990 to May 1994, he was a member of Kevin J. Zugibe & Associates, a professional engineering firm.

                  Harry C. Schell has been a director of the Company since August 1998. Mr. Schell has been a private investor since 1994. Mr. Schell served as Chairman, President and Chief Executive Officer of BICC Cables Corporation, a company engaged in the manufacture of wire and cable products, from 1990 to January 1994, and was President and Chief Executive Officer of BICC's predecessor company, Cablec Corporation, from 1984 to 1990. Mr. Schell was President and Chief Executive Officer of Phelps Dodge Cable and Wire Company, a company engaged in the production of wire and cable products, from 1974 to 1984. Mr. Schell serves on the board of directors of the BICC Group and BICC Cables Corporation, Phillips Cables Limited, National Electrical Manufacturers Association, and the United Way of Rockland County.

                  Dominic J. Monetta has been a director of the Company since April 1996. Since August 1993, he has been the President of Resource Alternatives, Inc., a firm providing management and technological solutions to executive managers. From December 1991 to May 1993, Mr. Monetta served as Director of Defense Research and Engineering for the Research and Advanced Technology Office of the United States Department of Defense. From June 1989 to December 1991, he served as the Director of the Office of New Production Reactors of the United States Department of Energy.

                  Robert M. Zech has been employed by Fleming Asset Management, a division of Robert Fleming Inc., a merchant bank, since 1996, serving as a senior Vice President since April 2000 and as a Vice President prior thereto. From 1994 to 1996, Mr. Zech was an Investment Analyst with Cramer Rosenthal McGlynn Inc., an investment management firm. Prior to that time, Mr. Zech served as an Associate with Wolfensohn & Co., a mergers & acquisitions advisory firm, and was a Financial Analyst at leveraged buyout sponsor Merrill Lynch Capital Partners, Inc. and in the investment banking division of Merrill Lynch & Co. Mr. Zech received an MBA from Harvard Business School and a BS from Georgetown University's School of Foreign Service. Mr. Zech serves on the board of directors of Displaytech, Inc.

                  The following is information with respect to the directors whose terms of office expire at the Annual Meeting of Shareholders to be held in the year 2001:

Name                                   Age           Position
----                                   ---           --------
Thomas P. Zugibe                       47            Executive Vice President and Director

Stephen P. Mandracchia                 40            Executive Vice President, Secretary and Director

Vincent P. Abbatecola                  54            Director

Otto C. Morch                          67            Director

Robert L. Burr                         49            Director

                  Thomas P. Zugibe, a founder of the Company, has been a director since April 1995 and an Executive Vice President of the Company since January 1997. He served as a Vice President of the Company from its inception in 1991 until his appointment as Executive Vice President in January 1997. Prior to May 1995, Mr. Zugibe devoted only a portion of his business time to the affairs of the Company. Since May 1995, he has been employed by the Company on a full time basis. Mr. Zugibe was engaged in the practice of law in the State of New York from 1980 and since 1995 has been on an extended leave from the Garnerville, New York law firm of Ferraro, Zugibe & Albrecht. He is also a Justice for the Village of West Haverstraw, New York. Mr. Zugibe is the brother of Kevin J. Zugibe, Chairman of the Board, President and Chief Executive Officer of the Company.

                  Stephen P. Mandracchia has been an Executive Vice President of the Company since January 1997 and Secretary of the Company since April 1995. He served as a Vice President of the Company from January 1993 to January 1997 and as a director of the Company from June 1994 to August 1996. Prior to September 1995, Mr. Mandracchia devoted only a portion of his business time to the Company's affairs. Mr. Mandracchia, a member of the bar of the State of New York, was a member of Martin, Vandewalle, Donohue, Mandracchia & McGahan, a Great Neck, New York law firm from 1983 to December 1995. Mr. Mandracchia is the brother-in law of Messrs. Kevin J. Zugibe and Thomas P. Zugibe.

                  Vincent P. Abbatecola has been a director of the Company since June 1994. Mr. Abbatecola is the owner of Abbey Ice & Spring Water Company, Spring Valley, New York, where he has been employed since 1971. Mr. Abbatecola serves as Chairman of the Board of Mid Atlantic Ice Association, an industry trade association.

                  Otto C. Morch has been a director of the Company since March 1996. Mr. Morch was Senior Vice President, Commercial Banking, at Provident Savings Bank, F.A., for more than five years until his retirement in December 1997.

                  Robert L. Burr has been a Director of Fleming Asset Management, a division of Robert Fleming, Inc., a merchant bank, since 1995. From 1992 to 1995, Mr. Burr was head of Private Equity at Kidder, Peabody & Co., Inc. Prior to that time, Mr. Burr served as the Managing General Partner of Morgan Stanley Ventures and General Partner of Morgan Stanley Venture Capital Fund I, L.P. and was a corporate lending officer with Citibank, N.A. Mr. Burr received an MBA from Columbia University and a BA from Stanford University. Mr. Burr serves on the board of directors of Caliber Learning Network, Inc.

                  During the fiscal year ended December 31, 1999 ("Fiscal 1999"), the Board held 12 meetings. Each of the current directors attended at least 75% of the total number of meetings of the Board held during the period he served as a director during such year.

                  The Company has established a Compensation Stock Option Committee of the Board of Directors, which is responsible for recommending the compensation of the Company's executive officers and for the administration of the Company's Stock Option Plans. The members of the such Committee are Messrs. Abbatecola, Morch, Burr and Schell. The Company has an Audit Committee of the Board of Directors, which supervises the audit and financial procedures of the Company. The members of the Audit Committee are Messrs. Abbatecola, Morch and Zech. The Company has an Executive Committee of the Board of Directors, which is authorized to exercise the powers of the board of directors in the general supervision and control of the business affairs of the Company during the intervals between meetings of the board. The members of the Executive Committee are Messrs. Schell, Zech and Kevin J. Zugibe. In 1999, the Company established an Occupational, Safety And Environmental Protection Committee, which is responsible for satisfying the Board that the Company's Environmental, Health and Safety policies, plans and procedures are adequate. The members of the Occupational, Safety and Environmental Protection Committee are Messrs. Mandracchia, Monetta and Thomas P. Zugibe.

Compensation of Directors

                  Non-employee directors receive an annual fee of $3,000 and receive reimbursement for out-of-pocket expenses incurred, and an attendance fee of $500 and $250, respectively, for attendance at meetings of the Board of Directors and Board committee meetings. In addition, commencing in August 1998, non-employee directors receive 5,000 non-qualified stock options per year of service under the Company's Stock Option Plans.

                  To date, the Company has granted to Harry C. Schell nonqualified options to purchase 20,000 shares of Common Stock at exercise prices ranging from $2.38 to $3.00 per share. Such options vested and are fully exercisable as of December 31, 1999. The Company has also granted to each of Dominic J. Monetta, Otto Morch and Vincent Abbatecola, nonqualified options to purchase 10,000 shares of Common Stock at exercise prices ranging from $2.38 to $3.00 per share. Such options vested and are fully exercisable as of December 31, 1999. In addition, the Company has granted to Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P., holders of the Company's Series A Preferred Stock who have appointed Messrs. Burr and Zech to the Company's Board of Directors, nonqualified options to purchase 8,618 and 1,382 shares of common stock at an exercise price of $2.38 per share. All such options issued to the directors are vested and fully exercisable at December 31, 1999.

Executive Officers

                  In addition to Messrs. Kevin J. Zugibe, Thomas P. Zugibe, and Stephen P. Mandracchia, Messrs. Walter A. Phillips and Brian Coleman serve as executive officers of the Company. Executive officers are elected annually and serve at the pleasure of the Board. The following is information with respect to such executive officers:

Name                                   Age           Position
----                                   ---           --------
Walter A. Phillips                     48            Vice President of Marketing and Strategic Planning

Brian Coleman                          38            Vice President and Chief Financial Officer

                  Walter A. Phillips has been Vice President of Marketing and Strategic Planning of the Company since October 1996. From January 1990 to October 1996, he was employed by York International, a manufacturer of air conditioners ("York"), in various sales and marketing positions, most recently as National Service Sales and Marketing Manager for York's United States service business.

                  Brian Coleman has been Vice President and Chief Financial Officer of the Company since May 1997. Prior thereto, he was employed for 10 years by BDO Seidman, LLP, the Company's independent auditors, in various positions, including as a partner from 1995 to May 1997. Mr. Coleman is a licensed certified public accountant in the State of New York.

Section 16(a) Compliance

                  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership ("Reporting Persons") with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

                  Based solely on the Company's review of the copies of such forms received by the Company, the Company believes that during the year ended December 31, 1999 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial stockholders were complied with except that (i) Messrs. Burr and Zech failed to timely file a Form 3 upon becoming directors of the Company, (ii) Messrs. Kevin Zugibe, Thomas P. Zugibe, Stephen Mandracchia, Brian Coleman and Walter Philips failed to timely file a Form 4 with respect to options to purchase 1,000 shares of the Company's common stock granted to each of them in March 1999, (iii) Messrs. Abbatecola, Morch and Monetta failed to timely file a Form 4 with respect to options to purchase 5,000 shares of the Company's common stock granted to each of them in August 1999,
(iv) Mr. Schell failed to timely file a Form 4 with respect to options to purchase 10,000 shares of the Company's common stock granted to him in August 1999; and (v) Mr. Abbatecola failed to timely file a Form 4 with respect to the 1,500 shares of the company's common stock purchased by him in 1999.

                             EXECUTIVE COMPENSATION

                  The following table discloses the compensation earned for each of the last three fiscal years by Kevin J. Zugibe, the Company's Chief Executive Officer, and the other executive officers whose salary was in excess of $100,000 during Fiscal 1999 (the "Named Executives").



                           Summary Compensation Table

                                                                                                                 Long Term
                                                                       Annual Compensation (1)               Compensation Awards
                                                                       -----------------------               -------------------
                                                                                                                 Securities
             Name                        Position                Year           Salary          Bonus        Underlining Options
             ----                        --------                ----           ------          -----        -------------------
Kevin J. Zugibe               Chairman of the Board,             1999          $136,279          --              1,000 shares
                              President and Chief Executive      1998          $134,800          --             40,000 shares
                              Officer                            1997          $158,631          --             58,000 shares

Eugene J. Tonkovich (2)       President and Chief Operating      1999          $128,124          --             1,000 shares
                              Officer                            1998          $ 91,238          --           250,000 shares(3)
                                                                 1997             --             --                  --

Stephen P. Mandracchia        Executive Vice President and       1999          $108,124          --              1,000 shares
                              Secretary                          1998          $104,800          --             25,000 shares
                                                                 1997          $120,554          --             40,000 shares

Thomas Zugibe                 Executive Vice President           1999          $104,800          --              1,000 shares
                                                                 1998          $104,800          --             25,000 shares
                                                                 1997          $120,169          --             40,000 shares

Walter A. Phillips            Vice President Marketing &         1999          $160,781          --              1,000 shares
                              Strategic Operations               1998          $148,312          --             10,000 shares
                                                                 1997          $213,145          --             22,000 shares

Brian F. Coleman              Vice President and Chief           1999          $138,124          --              1,000 shares
                              Financial Officer                  1998          $124,900          --             25,000 shares
                                                                 1997          $ 79,950          --             40,000 shares

----------
(1) The value of personal benefits furnished to the Named Executives during 1997, 1998 and 1999 did not exceed 10% of their respective annual compensation.

(2) In July 1999, Mr. Tonkovich resigned all officership positions with the Company and continued to provide consulting services to the Company through May 2000. Mr. Kevin J. Zugibe has succeeded to the position of President.

(3) In 1999, options to purchase 100,000 of the 250,000 shares of Common Stock have been cancelled.

The Company granted options, vesting immediately on the date of grant, to the Named Executives during the fiscal year ended December 31, 1999, as shown in the following table:

              Summary of Stock Options Granted to Named Executives

                                                      Number of        % of Total
                                                     Securities         Options
                                                     Underlying        Granted to
                                                      Options         Employees in
                                                      Granted          Fiscal Year
                                                     ----------       ------------         Exercise or
           Name                   Position             Shares            Percent        Base price ($/sh)     Expiration Date
           ----                   --------             ------            -------        -----------------     ---------------
Kevin J. Zugibe           Chairman, President and       1,000              .4%                $2.00             03/24/2004
                          Chief Executive Officer

Thomas P. Zugibe          Executive Vice President      1,000              .4%                $2.00             03/24/2004

Stephen P. Mandracchia    Executive Vice President      1,000              .4%                $2.00             03/24/2004

Walter A. Phillips        Vice President of             1,000              .4%                $1.78             03/24/2004
                          Marketing and Strategic
                          Operations

Brian F. Coleman          Vice President and            1,000              .4%                $1.78             03/24/2004
                          Chief Financial Officer

                    Aggregated Fiscal Year End Option Values

                  The following table sets forth information concerning the value of unexercised stock options held by Named Executives at December 31, 1999. No options were exercised by the Named Executives during the fiscal year ended December 31, 1999.





                                                            Number of Securities Underlying
                                  Shares                         Unexercised Options At         Value of In-the-money Options
                                 Acquired                          December 31, 1999               At December 31, 1999 (1)
                                    on          Value              -----------------               ------------------------
Name and Position                Exercise      Received      Exercisable      Unexercisable     Exercisable     Unexercisable
-----------------                --------      --------      -----------      -------------     -----------     -------------
Kevin J. Zugibe                     --            --           81,000            18,000              0                0
Chairman, President and Chief
Executive Officer

Thomas P. Zugibe, Executive         --            --           66,000               0                0                0
Vice President

Stephen P. Mandracchia,             --            --           66,000               0                0                0
Executive Vice President and
Secretary

Walter A. Phillips, Vice            --            --           48,000               0                0                0
President of Marketing and
Strategic Planning

Brian F. Coleman, Vice              --            --           68,000               0                0                0
President and Chief Financial
Officer

----------
(1) Year-end values of unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock of $1.50.

Employment Agreements

                  The Company has entered into a two-year employment agreement with Kevin J. Zugibe, which expires in May 2001 and is automatically renewable for successive two-year terms. Pursuant to the agreement, effective February 1, 2000, Mr. Zugibe is receiving an annual base salary of $70,000 with such increases and bonuses as the Board may determine. The Company is the beneficiary of a "key-man" insurance policy on the life of Mr. Zugibe in the amount of $1,000,000.

                  The Company has also entered into three-year employment agreement with Mr. Coleman which provides for an annual base salary of $130,000, which expired in May 2000. A new contract with Mr. Coleman has not been executed.

Stock Option Plan

1994 Stock Option Plan

                  The Company has adopted an Employee Stock Option Plan (the "Plan") effective October 31, 1994 pursuant to which 725,000 shares of Common Stock are currently reserved for issuance upon the exercise of options designated as either (i) options intended to constitute ISOs under the Code, or
(ii) nonqualified options. ISOs may be granted under the Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. Stock appreciation rights may also be issued in tandem with stock options.

                  The Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by a committee of the Board of Directors, which currently consists of Messrs. Abbatecola, Morch, Schell and Burr. The committee, within the limitations of the Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. Unless sooner terminated, the Plan will expire on December 31, 2004.

                  ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000. Non-qualified options granted under the Plan may not be granted at a price less than 85% of the market value of the Common Stock on the date of grant. Options granted under the Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination by of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

                  As of December 31, 1999, options to purchase 248,266 shares of Common Stock were issued under the Plan. During 1999, the Company granted options to purchase 70,000 shares to employees, exercisable at prices ranging from $1.94 to $2.50 per share.

1997 Stock Option Plan

                  The Company has adopted the 1997 Stock Option Plan (the "1997 Plan"), pursuant to which 2,000,000 shares of Common Stock are currently reserved for issuance upon the exercise of options designated as either (i) options intended to constitute "ISOs" under the Code, or (ii) nonqualified options. ISOs may be granted under the 1997 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. Stock appreciation rights may also be issued in tandem with stock options.

                  The 1997 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by a committee of the Board of Directors, which currently consists of Messrs. Abbatecola, Morch, Schell & Burr. The committee, within the limitations of the 1997 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. Unless sooner terminated, the 1997 Plan will expire on June 11, 2007.

                  ISOs granted under the 1997 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000. Non-qualified options granted under the 1997 Plan may not be granted at a price less than 85% of the market value of the Common Stock on the date of grant. Options granted under the 1997 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the 1997 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

                  As of December 31, 1999, the Company granted options to purchase 786,266 shares of Common Stock under the 1997 Plan. During 1997, options to purchase 40,000, 25,000 and 25,000 shares at an exercise price of $4.47 per share were granted to Kevin J. Zugibe, Stephen P. Mandracchia and Thomas P. Zugibe, respectively. Such options vested and are fully exercisable. Additionally, during 1997, options to purchase 18,000, 15,000 and 15,000 shares at an exercise price of $3.85 were granted to, respectively, Kevin J. Zugibe, Stephen P. Mandracchia and Thomas P. Zugibe. Such options vested and are fully exercisable except for options to purchase 17,000 shares of Common Stock issued to Kevin J. Zugibe which become exercisable November 3, 2000. During 1997, the Company also granted options to purchase 99,100 shares to certain officers and employees, exercisable at prices ranging from $3.50 to $4.06 per share. During 1998, the Company granted non-qualified options to purchase 40,000, 25,000, and 25,000 shares at an exercise price of $3.00 per share to Kevin J. Zugibe, Stephen P. Mandracchia and Thomas P. Zugibe, respectively. Such options vested on August 31, 1998. In addition during 1998, the Company also granted options to purchase 420,666 shares to certain officers, directors and employees, exercisable at prices ranging from $2.50 to $4.375 per share. During 1999, the Company granted options to purchase 1,000, 1,000 and 1,000 shares at an exercise price of $2.00 per share to Kevin J. Zugibe, Stephen P. Mandracchia and Thomas
P. Zugibe, respectively. Such options vested and are fully exercisable as of November 3, 2000; November 3, 1999 and November 3, 1999, respectively. In addition, during 1999, the Company also granted options to purchase 153,500 shares to certain officers, directors and employees, exercisable at prices ranging from $1.781 to $2.63 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information as of the Record Date based on the information obtained from the persons named below, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) the Named Executives, (iii) each director of the Company, and (iv) all current directors and executive officers of the Company as a group:

                                                            Amount and Nature of      Percentage of Common Shares
Name and Address of Beneficial Owner(1)                    Beneficial Ownership(2)       Beneficially Owned
---------------------------------------                    -----------------------       ------------------
Kevin J. Zugibe                                                    318,728(3)                  6.15%
Thomas P. Zugibe                                                   305,668(4)                  5.93%
Stephen P. Mandracchia                                             300,128(5)                  5.83%
Walter A. Phillips                                                  48,000(6)                    *
Brian F. Coleman                                                    68,000(7)                    *
Vincent P. Abbatecola                                               15,000(8)                    *
Robert L. Burr                                                           0(12)                   *
Dominic J. Monetta                                                  20,000(8)                    *
Otto C. Morch                                                       10,600(8)                    *
Harry C. Schell                                                     49,000(9)                    *
Robert M. Zech                                                           0(12)                   *
DuPont Chemical and Energy
Operations, Inc.                                                   500,000(10)                 9.83%
Fleming Funds                                                    2,844,273(11)                 35.87%
All directors and executive officers as a group
    (11 persons)                                                 1,135,124(13)                 20.77%


*Less than 1%
-------------------------

(1) Unless otherwise indicated, the address of each of the persons listed above is the address of the Company, 275 North Middletown Road, Pearl River, New York 10965.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from the Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common stock beneficially owned by them.

(3) Includes (i) 40,000 shares which may be purchased at $4.47 per share; (ii) 40,000 shares which may be purchased at $3.00 per share; (iii) 18,000 shares which may be purchased at $3.85 per share and (iv) 1,000 shares which may be purchased at $2.00 per share under immediately exercisable options. Does not give effect to any voting rights held by Mr. Zugibe as a result of the Company's agreement with the holders of the Series A Preferred Stock as discussed in (11) below.

(4) Includes (i) 25,000 shares which may be purchased at $4.47 per share; (ii) 15,000 shares which may be purchased at $3.85 per share (iii) 25,000 shares which may be purchased at $3.00 per share and (iv) 1,000 shares which may be purchased at $2.00 per share under immediately exercisable options.

(5) Includes (i) 25,000 shares which may be purchased at $4.47 per share; (ii) 15,000 shares which may be purchased at $3.85 per share (iii) 25,000 shares which may be purchased at $3.00 per share and (iv) 1,000 shares which may be purchased at $2.00 per share under immediately exercisable options. Does not give effect to any voting rights held by Mr. Mandracchia as a result of the Company's agreement with the holders of the Series A Preferred Stock as discussed in (11) below.

(6)  Represents (i) 15,000 shares which may be purchased at $5.625 per share;
     (ii) 10,000 shares which may be purchased at $4.06 per share; (iii) 12,000 shares which may be purchased at $3.50 per share; (iv) 10,000 shares which may be purchased at $3.06 per share and (v) 1,000 shares which may be purchased at $1.78 per share under immediately exercisable options.

(7)  Represents (i) 30,000 shares which may be purchased at $4.06 per share;
     (ii) 12,000 shares which may be purchased at $3.50 per share; (iii) 25,000 shares which may be purchased at $2.50 per share and (iv) 1,000 shares which may be purchased at $1.78 per share under immediately exercisable options.

(8) Includes 5,000 shares which may be purchased at $3.00 per share and 5,000 shares which may be purchased at $2.375 under immediately exercisable options.

(9) Includes 10,000 shares which may be purchased at $3.00 per share and 10,000 shares which may be purchased at $2.375 per share under immediately exercisable options.

(10) According to a Schedule 13D filed with the Securities and Exchange Commission, DuPont Chemical and Energy Operations, Inc. ("DCEO") and E.I. DuPont de Nemours and Company claim shared voting and dispositive power over the shares. DCEO's address is DuPont Building, Room 8045, 1007 Market Street, Wilmington, DE 19898.

(11) Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P., and their general partner, Fleming U.S. Discovery Partners, L.P. and its general partner, Fleming U.S. Discovery Partners LCC, collectively referred to as ("Flemings Funds") are affiliates. The beneficial ownership of Flemings assumes the conversion of Series A Preferred Stock owned by Flemings to Common Stock at a conversion rate of $2.375 per share. The holders of shares of Series A Preferred Stock vote together with the holders of the Common Stock based upon the number of shares of Common Stock into which the Series A Preferred Stock is then convertible. Flemings Funds has provided to the Chief Executive Officer and Secretary of the Company a Proxy to vote that number of voting shares held by Flemings which exceed 29% of the then voting shares. Also includes 10,000 shares which may be purchased at $2.375 per share under immediately exercisable options. The address of all of the Fleming Funds is 320 Park Avenue, 11th Floor, New York, New York 10022, except for the Fleming U.S. Discovery Offshore Fund III, L.P. whose address is c/o Bank of Bermuda Ltd., 6 Front Street, Hamilton HM11 Bermuda.

(12) Messrs. Burr and Zech have been appointed directors by the Flemings Funds. Their share ownership excludes all shares of common stock beneficially owned by Flemings Funds.

(13) Includes exercisable options to purchase 379,000 shares of Common Stock owned by the directors and officers as a group. Excludes 2,834,273 shares beneficially owned by the Flemings Funds.

Kevin J. Zugibe, Thomas P. Zugibe and Stephen P. Mandracchia may be deemed to be "parents" of the Company as such term is used under the Securities Act of 1933.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  In May 1998, an officer and a former director of the Company made unsecured loans of $300,000 to the Company which were payable on demand and bore interest at 10%. The note was repaid on June 30, 1998.

                  In February 1999, a former director of the Company made an unsecured loan of $365,000 to the Company which was payable on demand and bore interest at 12%. The note was repaid on April 16, 1999.

                  In the regular course of its business, the Company purchases refrigerants from and sells refrigerants to DuPont and performs recovery, reclamation, RefrigerantSide(TM) Services and other services to DuPont for marketing through DuPont's Authorized Distributor Network.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  BDO Seidman, LLP has audited and reported upon the consolidated financial statements of the Company for Fiscal 1999 and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2000. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

                  Shareholders who wish to present proposals appropriate for consideration at the next Annual Meeting of Shareholders must submit the proposal in proper form, and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this proxy statement not later than March 26, 2001 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                  After the March 26, 2001 deadline, a stockholder may present a proposal at the Company's next Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than May 11, 2001. If timely submitted, the stockholder may present the proposal at the next Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

                                OTHER INFORMATION

                  Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1999 IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.

                  COPIES OF EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS:

                                    HUDSON TECHNOLOGIES, INC.
                                    275 NORTH MIDDLETOWN ROAD
                                    PEARL RIVER, NEW YORK 10965
                                    ATTENTION: Stephen P. Mandracchia, Secretary

                  The Board is not aware of any other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.

                                                      By order of the Board
                                                      of Directors


                                                      Kevin J. Zugibe
                                                      Chairman of the Board

July 25, 2000

--------------------------------------------------------------------------------
                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965


       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 24, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints KEVIN J. ZUGIBE and STEPHEN P. MANDRACCHIA, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") on Thursday, August 24, 2000, at the Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey 07405, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:



1. ELECTION OF DIRECTORS:
   [ ] FOR all nominees listed below  [ ] WITHHOLD AUTHORITY
       (except as marked to the           to vote for all nominees listed below.
        contrary below).

    Kevin J. Zugibe, Harry C. Schell, Dominic J. Monetta and Robert M. Zech*

*Mr. Zech to be elected by a vote of the holders of the Company's Series A
 Preferred Stock.

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------
                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES LISTED ABOVE.


                                   DATED: ________________________________, 2000

                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                   ---------------------------------------------
                                                     Signature


                                   ---------------------------------------------
                                              Signature if held jointly


               Please mark, sign, date and return this proxy card
                     promptly using the enclosed envelope.
--------------------------------------------------------------------------------